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                                                                    Exhibit 23.2



                      CONSENT OF COOPERS & LYBRAND L.L.P.

     We consent to the inclusion in this Registration Statement on Form S-4
(File No. 333-   ) of our report, dated February 26, 1997, except as to the information presented in the first paragraph of Note 1, for which the date is October 3, 1997, on our audit of the Statement of Revenues and Certain Operating Expenses of the Baldon Properties for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."




/s/ COOPERS & LYBRAND L.L.P.


Philadelphia, PA
February 2, 1998